UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________

FORM 8-K
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Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 19, 2010 (March 8, 2010)

AMERICAN ENERGY PRODUCTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-52812	74-2945581
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)
6073 Hwy 281 South
Mineral Wells, Texas 76067
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (940) 445-0698

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Section 1 -- Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Effective March 1, 2010, the Registrant executed a definitive agreement (the “Transaction”) with Emerald Bay Energy, Inc., a publicly traded Calgary based Energy Company and a private third party (together the “Purchasers”) for the purchase of its wholly owned subsidiary Production Resources Inc. (“PRI”).  The purchase price is $850,000 USD comprised of a combination of $425,000 USD value of Emerald Bay Energy (“EBY”) restricted stock and $425,000 USD cash from a private third party.  Additionally, the Registrant would retain a 1% overriding royalty on any oil or natural gas formation below 1,200 feet deep. The Transaction was subject to the final approval of the TSX Venture Exchange (“TSX”).

The USD $425,000.00 worth of EBY restricted common stock to be issued to the Registrant was set at $0.08 per share CDN based upon the exchange rate between Canadian and United States Dollars as of the date of Closing when the TSX gave final approval.  However, the Transaction specified that in the event that the EBY restricted stock amount to be issued resulted in ownership by the Registrant of ten percent (10%) or more of the outstanding shares of EBY, then the EBY Stock amount would be reduced to an amount of EBY shares which does not exceed 9.97% of the total outstanding common shares of EBY and the resulting shortfall in the $425,000 USD value of the EBY Stock amount of the purchase price would be paid to the Registrant in cash as consulting services fees under an eighteen (18) month consulting agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets

Effective March 8, 2010, the TSX approved the Transaction and under the terms of the definitive agreement, 5.0 million shares of EBY restricted common stock were issued to the Registrant, along with an eighteen (18) month consulting agreement totaling USD$36,800.  Additionally, the Registrant will also retain a 1% gross overriding royalty on any oil or natural gas formation below 1,200 feet.

Item 9.01. Financial Statements and Exhibits

(b) Pro Forma Financial Information

Pro Forma Financial Information required pursuant to Article Rule 8-05 of Regulation S-X (17 CFR 210.8-05) for smaller reporting companies will be filed by Amendment no later than May 17, 2010, which date is 75 days after the effective date of the Transaction.

(d) Exhibits
99.1	Stock Purchase Agreement dated March 1, 2010 between American Energy Production, Inc., Earl R. Walker, Emerald Bay Energy, Inc. and Darren Lyons or Assigns.
99.2	Consulting Agreement dated March 1, 2010 between American Energy Production, Inc. (the “Consultant”) and Emerald Bay Energy, Inc. (“EBY”).
99.3	Stock Power for Production Resources, Inc. dated March 1, 2010 between American Energy Production, Inc. and Emerald Bay Energy, Inc. and Darren Lyons.
99.4	Assignment of Overriding Royalty Interest dated March 1, 2010 between Production Resources, Inc. and American Energy Production, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ENERGY PRODUCTION, INC.

Date: March 19, 2010	By:	/s/ Charles Bitters
Charles Bitters
Chief Executive Officer